UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 24, 2006
PERFORMANCE FOOD GROUP COMPANY

(Exact Name of Registrant as Specified in Charter)

Tennessee	0-22192	54-0402940

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12500 West Creek Parkway, Richmond, Virginia	23238

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (804) 484-7700
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     On February 24, 2006, after consideration of the performance of Performance Food Group Company, a Tennessee corporation (the “Company”) and the individuals noted and such other matters and information as deemed appropriate, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved the following actions:
     Fiscal 2005 Bonuses. Fiscal 2005 discretionary bonuses for the Company’s named executive officers for 2005 were approved as follows:

Name	Title	Cash Bonus Amount
Robert C. Sledd	Chairman and Chief Executive Officer	$565,213
Tom Hoffman	Chief Executive Officer — Customized Segment	$293,910
Steve Spinner	President and Chief Operating Officer	$223,188
John D. Austin	Senior Vice President and Chief Financial Officer	$227,760
Keith Middleton	Senior Vice President and Controller	$121,664
     Fiscal 2006 Base Salaries. The base salary levels, beginning February 27, 2006, of the persons who are anticipated to constitute the Company’s named executive officers for 2006 were set as follows:

Name	Title	2006 Base Salary
Robert C. Sledd	Chairman and Chief Executive Officer	$660,000
Tom Hoffman	Chief Executive Officer — Customized Segment	$340,000
Steve Spinner	President and Chief Operating Officer	$480,000
John D. Austin	Senior Vice President and Chief Financial Officer	$340,000
Keith Middleton	Senior Vice President and Controller	$220,000
     Supplemental Executive Retirement Plan Contributions. The board of directors of the Company approved contributions under the Company’s Supplemental Executive Retirement Plan to the Company’s 2005 named executive officers as follows:

Name	Title	SERP Contribution
Robert C. Sledd	Chairman and Chief Executive Officer	$0
Tom Hoffman	Chief Executive Officer — Customized Segment	$70,191
Steve Spinner	President and Chief Operating Officer	$73,913
John D. Austin	Senior Vice President and Chief Financial Officer	$71,813
Keith Middleton	Senior Vice President and Controller	$36,450

     2006 Cash Bonus Plan. The Performance Food Group Company 2006 Cash Bonus Plan (the “Cash Bonus Plan”) is intended to provide incentives to members of management, including the Company’s named executive officers, in the form of cash bonus payments for achieving certain performance goals established by the Committee. The performance awards will be based on achievement of established earnings before interest and taxes goals as well as other criteria specific to the individual for the 2006 fiscal year. Actual awards can range from zero to 123% of a participant’s base salary. In addition, under the Cash Bonus Plan participants may be eligible to receive bonuses for each of the two year periods ending December 30, 2006 and December 29, 2007, ranging from zero to up to additional 25% of a participant’s base salary upon the achievement of certain earnings goals as well as other criteria specific to the individual, established in each case by the Compensation Committee at the beginning of the applicable two-year period. The Committee will administer and make all determinations under the Cash Bonus Plan.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits
10.1	Performance Food Group Company 2006 Cash Bonus Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE FOOD GROUP COMPANY

By:	/s/ John D. Austin

Name:	John D. Austin
Title:	Senior Vice President and
Chief Financial Officer
Date: March 1, 2006

EXHIBIT INDEX

Exhibit No.	Description
10.1	Performance Food Group Company 2006 Cash Bonus Plan